Exhibit 99.1

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News Release

Contact	John A. Bernaden Media Relations Rockwell Automation 414-382-2555	Rondi Rohr-Dralle Investor Relations Rockwell Automation 414-382-8510

Rockwell Automation Board Elects Istock As Lead Director

MILWAUKEE, WI. June 7, 2013 — The board of directors of Rockwell Automation, Inc. (NYSE: ROK) elected Verne G. Istock, retired chairman and president of Bank One Corporation, as the lead director. Istock has been a board member since 2003 and serves on the Audit and Board Composition and Governance committees.

The lead director will preside at all independent director sessions of the Board and will serve as an additional avenue for communications with independent directors.

Rockwell Automation, Inc. (NYSE: ROK), the world’s largest company dedicated to industrial automation and information, makes its customers more productive and the world more sustainable. Headquartered in Milwaukee, Wis., Rockwell Automation employs about 22,000 people serving customers in more than 80 countries.